THE WARRANTS EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. SUCH WARRANTS MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH WARRANTS UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COMPANY PRIOR TO THE PROPOSED TRANSACTION THAT SUCH REGISTRATION IS NOT REQUIRED.

TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT, DATED AS OF DECEMBER 31, 2001, A COPY OF WHICH MAY BE OBTAINED FROM COMPANY UPON WRITTEN REQUEST. NO TRANSFER OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED HEREBY SHALL BE VALID OR ENTITLE ANY TRANSFEREE TO ANY RIGHT OF A STOCKHOLDER OR WARRANTHOLDER OF COMPANY UNLESS AND UNTIL THE TERMS OF SUCH AGREEMENT SHALL HAVE FIRST BEEN COMPLIED WITH.


                               WARRANT CERTIFICATE

                     EVIDENCING WARRANTS TO PURCHASE EQUITY
                                       OF
                       BIZNESSONLINE.COM, INC. ("COMPANY")


No. 1                                      Certificate for Warrants to Purchase
                                              10,124,384 Shares of Common Stock

                                                           Issued and Delivered
                                                        as of December 31, 2001

         This Warrant Certificate is issued under and in accordance with a Preferred Stock and Warrant Purchase Agreement dated as of December 31, 2001 (as may be amended from time to time, the "Purchase Agreement") between Company (as issuer) and MCG Capital Corporation, as assignee of MCG Finance Corporation (as purchaser), and is subject to the terms and provisions contained therein. The holder of this Warrant Certificate, by acceptance hereof, accepts all of such terms and conditions. The Purchase Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Purchase Agreement for a full description of the rights, benefits, limitations, obligations, duties and immunities thereunder of Company and the holders of the Warrants. All terms used in this Warrant Certificate, including the terms set forth below, shall have the meaning assigned to them in the Purchase Agreement. The summary of the terms of the Purchase Agreement contained in this Warrant Certificate is qualified in its entirety by express reference to the Purchase Agreement. Copies of the Purchase Agreement and forms of Certificate of Surrender are on file at the office of Company and may be obtained by writing to Company at the following address: 1720 Route 34, P.O. Box 1347, Wall, New Jersey 07719.

         Warrants evidenced by this Certificate are exercisable at any time and from time to time in accordance with the Purchase Agreement until 11:59 P.M. EASTERN TIME ON DECEMBER 31, 2006.

         This certifies that MCG Capital Corporation, a Delaware corporation, as assignee of MCG Finance Corporation (including registered assigns thereof, "MCG"), is the owner of the number of Warrants set forth above, each of which represents the right to purchase from Company, one Warrant Share (as defined in the Warrant Agreement) at a price equal to the Exercise Price (as defined in the Purchase Agreement), in each case subject to adjustment pursuant to the Purchase Agreement, upon surrender hereof at the office of Company which at the date hereof is located at the address indicated above, or at such other address as may be specified by Company in writing to the holder, with the Exercise Subscription Form attached hereto (or a substantially similar form) duly executed, with simultaneous payment in full (in cash, or by certified or official bank or bank cashier's check payable to the order of Company, or by wire transfer) of the Exercise Price or upon a Cashless Exercise for the Warrant Shares as to which the Warrants represented by this Warrant Certificate are exercised, all subject to the terms and conditions hereof and of the Purchase Agreement, referred to above. The holder hereof also has certain other rights and benefits set forth in the Purchase Agreement and the Investors' Rights Agreement.

         Capitalized terms used, but not defined, herein have the meanings ascribed thereto in the Purchase Agreement.


                      [BALANCE OF PAGE INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, this WARRANT CERTIFICATE has been duly authorized, executed, and delivered to the holder hereof as of the date indicated above.


ATTEST:                                     BIZNESSONLINE.COM, INC. (Company)


By: /s/ Daniel J. Sullivan                  By:  /s/ Mark E. Munro
   -----------------------------                ---------------------------
    Name: Daniel J. Sullivan                Name:  Mark E. Munro
    Title: Vice President                   Title: President

                                            Address: 1720 Route 34
                                                     Wall, NJ 07719


                                            Facsimile:        (732) 280-6408
                                            Telephone:        (732) 280-6409

                         REVERSE OF WARRANT CERTIFICATE
                           EXERCISE SUBSCRIPTION FORM


                 (TO BE EXECUTED ONLY UPON EXERCISE OF WARRANT)

To:                                 ("Company")
         ------------------------

         The undersigned irrevocably exercises _____ of the Warrants for the purchase of _____ shares (subject to adjustment) of ___________, par value $_____ per share, of Company, for each Warrant represented by the Warrant Certificate and, unless pursuant to a Cashless Exercise, herewith makes payment of $_____ (such payment being in cash, or by certified or official bank or bank cashier's check payable to the order of Company, or by wire transfer being concurrently delivered herewith), all at the exercise price and on the terms and conditions specified in the within Warrant Certificate and the Purchase Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to Company and directs that the shares of equity deliverable upon the exercise of said Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Dated:   ____________, ____.

                                                                         1/
                                    -------------------------------------
                                    (Signature of Holder)


                                    -------------------------------------
                                    (Street Address)


                                    -------------------------------------
                                    (City)          (State)     (Zip Code)


Signature Guaranteed or Notarized By:


-------------------------------------


Securities and/or check to be issued to: [Please insert social security or identifying number]

Name:
                          -------------------------------------

Street Address:
                          -------------------------------------

City, State and Zip Code:
                          -------------------------------------

---------------
1/The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever (other than a reference to a successor in interest or new legal name), and either must be notarized or must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

                                   ASSIGNMENT



         FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below all of the rights of the undersigned under the within Warrant Certificate (except as may be otherwise provided below), with respect to the number of Warrants set forth below:

NAMES OF                                                       NO. OF
ASSIGNEES                ADDRESS             SSN/TIN           WARRANTS
---------                -------             -------           --------





Please describe any limitations on the rights being transferred:.





and does hereby irrevocably constitute and appoint _______________ the undersigned's attorney-in-fact to make such transfer on the books of Company maintained for the purpose, with full power of substitution in the premises.

Dated:   _______________, ____.


                            Signature of Holder:                            2/
                                                 ---------------------------



Signature Guaranteed or Notarized By:


-------------------------------------





---------------
2/The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever (other than a reference to a successor in interest or new legal name), and either must be notarized or must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.